Exhibit 10.3

CONTINGENT STOCK RIGHTS AGREEMENT

by and between

Menlo Therapeutics Inc.

and

[•]

as

Rights Agent

Dated as of [●]

TABLE OF CONTENTS

i

INDEX OF DEFINED TERMS

Agreement	1
Commission	1
Company	1
CSR	1
CSR Register	2
CSRs	1
Current Stock Price	10
Effective Time	1
Efficacy Determination	4
Exchange Ratio	5
Foamix	1
Foamix Share	1
Holder	2
Menlo Common Stock	1
Menlo Merger Sub	1
Merger	1
Merger Agreement	1
Milestone Date	4
Outside Expiration Date	5
Permitted Transfer	3
Registration Statement	1
Reorganizations	8
Rights Agent	1
Securities Act	1
Serlopitant Efficacy Expiration Date	5
Serlopitant Significance	5
shares of Menlo Common Stock	9
Statistical Significance	5
Termination Date	6
Transfer Agent	8
Withholding Agent	7

ii

This CONTINGENT STOCK RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and between Menlo Therapeutics Inc., a Delaware corporation (the “Company”), and [•], as Rights Agent (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, the Company, Giants Merger Subsidiary Ltd., a company incorporated under the laws of the State of Israel and registered under No. 516103165 with the Israeli Registrar of Companies, and a direct, wholly-owned subsidiary of the Company (“Menlo Merger Sub”), and Foamix Pharmaceuticals Ltd., a company incorporated under the laws of the State of Israel and registered under No. 51-336881-1 with the Israeli Registrar of Companies (“Foamix”), have entered into an Agreement and Plan of Merger, dated as of November 10, 2019 (as may be amended and restated from time to time, the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement, the “Effective Time”), Menlo Merger Sub will be merged (the “Merger”) with and into Foamix, with Foamix continuing as the surviving corporation and as a wholly owned subsidiary of the Company;

WHEREAS, the consideration to be paid by the Company pursuant to the Merger Agreement includes one contingent stock right as hereinafter described (a “CSR” and collectively, the “CSRs”) for each ordinary share, par value NIS 0.16 per share, of Foamix (each, a “Foamix Share”) issued and outstanding immediately prior to the Effective Time;

WHEREAS, each person who from time to time holds one or more CSRs shall be entitled to the conversion of such CSRs for such number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Menlo Common Stock”), in the amounts and subject to the terms and conditions set forth herein;

WHEREAS, a registration statement on Form S-4 (No. [•]) (the “Registration Statement”) with respect to, among other securities, the shares of Menlo Common Stock issuable pursuant to the CSRs, has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) and has become effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties have done all things necessary to make the CSRs, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of the Company, and to make this Agreement a valid agreement of the Company, in accordance with its terms;

WHEREAS, the Company desires the Rights Agent to act on behalf of the Company, and the Rights Agent is willing to act in connection with the issuance, transfer, exchange and conversion of CSRs as provided herein; and

WHEREAS, terms used herein but not defined herein, shall have the meanings set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Rights Agent hereby agree as follows:

                             Section 1.          Holders of CSRs; Appointment of Rights Agent.

(a)          As provided in the Merger Agreement, effective as of the Closing, (i) each Holder will be entitled to one CSR for each Foamix Share issued and outstanding immediately prior to the Effective Time that is validly accepted for payment, and paid for, pursuant to Section 2.1(a)(ii) of the Merger Agreement, and (ii) each Foamix Warrant that is assumed by the Company pursuant to Section 5.20 of the Merger Agreement will become exercisable for one CSR for each Foamix Share that the holder of such Foamix Warrant would have been entitled to receive had such Foamix Warrant been exercised prior to the Effective Time.

(b)          The Company hereby appoints [•] as the Rights Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agents.  In the event of the appointment of a co-rights agent pursuant to this Section 1, the Company shall cause such co-rights agent to become vested with the same powers, rights, duties and responsibilities as if it had originally been named as Rights Agent.

                             Section 2.          No Certificates.  The CSRs shall not be evidenced by a certificate or other instrument.

                             Section 3.          Registration by the Rights Agent.

(a)          The Company and the Rights Agent may deem and treat the registered holder (the “Holder”) of a CSR as the absolute owner thereof for all purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

(b)          The Company shall cause to be kept at the Rights Agent’s principal office a register (the “CSR Register”) in which the Rights Agent shall provide for the up-to-date registration of CSRs.  CSRs shall be registered in the names and addresses of, and in the denomination as set forth in, the applicable letter of transmittal accompanying the Foamix Shares surrendered by the holder thereof in connection with the Merger pursuant to the Merger Agreement.  The CSRs issued in consideration for 102 Common Stock shall be registered in the name of the 102 Trustee (as defined in the Merger Agreement) in the CSR Register for the benefit of the applicable beneficial holder.  A Holder may make a written request to the Rights Agent or the Company to change such Holder’s address of record in the CSR Register.  The written request must be duly executed by the Holder.  Upon receipt of such written request by the Rights Agent or the Company, the Rights Agent shall promptly record the change of address in the CSR Register.  The Rights Agent shall provide a copy of the CSR Register to the Company upon request.

                             Section 4.          Rights of CSR Holder.

(a)          Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of being a Holder of a CSR, the right to receive dividends, or the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights of any kind or nature whatsoever as a stockholder of the Company, either at law or in equity.

(b)          The CSRs will not represent any equity or ownership interest in the Company, any constituent company to the Merger or any of their respective affiliates. It is hereby acknowledged and agreed that a CSR shall not constitute a security of the Company or of the Surviving Corporation.  The rights of a Holder in respect of the CSRs are limited to those expressed in this Agreement.  Notwithstanding anything herein or in the Merger Agreement to the contrary, none of the Company, Menlo Merger Sub, or any of their representatives shall have any liability, responsibility or obligation of any kind to any Holder in their capacity as such on any basis (including in contract, tort, under federal or state securities law or otherwise) with respect to, arising out of, or relating to, this Agreement, the CSRs or the Merger, except to the extent otherwise expressly provided for in this Agreement.

(c)          A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by CSRs by transferring such CSR to the Company or a person nominated in writing by the Company without consideration in compensation therefor, and such rights will be cancelled.  Nothing in this Agreement is intended to prohibit the Company or its affiliates from offering to acquire or acquiring the CSRs, in private transactions or otherwise, for consideration in its sole discretion.

                             Section 5.          Non-transferability.  The CSRs and any interest therein shall not be sold, assigned, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, directly or indirectly, other than through a Permitted Transfer (as defined herein) and, in the case of a Permitted Transfer, only in accordance with Section 6 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.  Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CSRs, in whole or in part, in violation of this Section 5 shall be void ab initio and of no effect.  In addition, each Holder, by virtue of its acceptance of a CSR, shall be deemed to have agreed to not facilitate or recognize any attempt by any beneficial owner of such CSR, including any former street holder of Foamix Shares or any broker, dealer, custodian bank or other nominee of a former street holder of Foamix Shares to sell, assign, transfer, pledge, encumber or in any other manner transfer or dispose of, in whole or in part, directly or indirectly, an interest in such CSR other than through a Permitted Transfer.  A “Permitted Transfer” shall mean (a) respect to all CSRs, the transfer of any or all of the CSRs on death by will or intestacy; (b) with respect to all CSRs other than CSRs issued in consideration for 102 Common Stock (as defined in the Merger Agreement), a transfer of CSRs (i) by instrument to an inter vivos or testamentary trust in which the CSRs are to be passed to beneficiaries upon the death of the trustee; (ii) pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); or (iii) a transfer made by operation of law (such as a merger); provided that any such transferred CSR shall remain subject to the terms and conditions of this Agreement.

                             Section 6.          Transfer of CSRs.

(a)          Subject to the restrictions on transferability set forth in Section 5 hereof, the Rights Agent shall, from time to time, register the transfer of any outstanding CSRs pursuant to a Permitted Transfer upon the CSR Register, upon delivery to the Rights Agent of a written instrument or instruments of transfer and other requested documentation in form satisfactory to the Company and the Rights Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in a recognized Signature Guarantee Medallion Program.  A request for a transfer of a CSR shall be accompanied by such documentation establishing satisfaction of the conditions set forth in Section 5 hereof, as applicable, as may be reasonably requested by the Company (including opinions of counsel, if appropriate).  Upon receipt of documentation reasonably satisfactory to the Company, the Company shall authorize the Rights Agent to permit the transfer of a CSR. The Rights Agent shall not permit the transfer of a CSR until it is so authorized by the Company.  No transfer of a CSR shall be valid until registered in the CSR Register and any transfer not duly registered in the CSR Register will be void ab initio.  All transfers of CSRs registered in the CSR Register shall be the valid obligations of the Company, representing the same rights to receive shares of Menlo Common Stock as the CSRs transferred then entitled such transferee to receive, and shall entitle the transferee to the same benefits and rights under this Agreement as those held by the transferor.  No fractional CSRs will be registered.  Notwithstanding anything herein to the contrary, and subject to any other provision in the Withholding Tax Ruling, the 104H Interim Ruling, and the 104H Tax Ruling (as such terms are defined in the Merger Agreement) or any other written instructions provided by the Israel Tax Authority, it is hereby clarified that no transfer of a CSR under this Agreement shall be permitted and/or effected, unless Menlo and the Rights Agent are fully satisfied that any and all withholding obligations with respect to Israeli taxes have been met. For this purpose, the provisions of Section 9 below shall be applicable to any transfers hereto.

(b)          No service charge shall be made for any registration of transfer of CSRs, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such registration of transfer.  The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Holder of a CSR of applicable taxes and charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

                             Section 7.          Exercisability of CSRs.

(a)          As used herein, “Milestone Date” shall mean the date on which the Efficacy Determination is delivered to Menlo.  For purposes of this Agreement, “Efficacy Determination” means (i) the top-line primary endpoint results of both Phase III PN Trials as delivered in the form set forth (and subject to the terms and conditions set forth) in Exhibit 2.4(g)(ii) hereto by QST Consultations, LTD to Menlo; or (ii) if the top-line primary endpoint results of only one Phase III PN Trials is delivered in the form set forth (and subject to the terms and conditions set forth) in Exhibit 2.4(g)(ii) hereto by QST Consultations, LTD to Menlo on or before May 31, 2020, such results as delivered in such form.

(b)          Subject to the terms of this Agreement, each CSR shall become convertible and shall entitle the Holder thereof to receive from the Company the number of fully paid and nonassessable shares of Menlo Common Stock equal to the Exchange Ratio (as defined below) together, if applicable, with cash payable in lieu of fractional shares as provided in Section 13 hereof and any dividends or distributions payable as provided in Section 14 hereof, in each case subject to any applicable withholding tax.

(i)          The “Exchange Ratio” shall mean:

(1)          (A) if the Efficacy Determination reports that Serlopitant Significance was not achieved in both Phase III PN Trials or (B) the Milestone Date does not occur on or before May 31, 2020 (the “Outside Expiration Date”), then each CSR will be converted into 1.2082 shares of Menlo Common Stock pursuant to the terms and conditions of this Agreement;

(2)          if the Efficacy Determination reports that (A) Serlopitant Significance was achieved in only one Phase III PN Trial on or before the Outside Expiration Date, and (B) Serlopitant Significance was not achieved or has not been determined in the other Phase III PN Trial on or before the Outside Expiration Date, then each CSR will be converted into 0.6815 shares of Menlo Common Stock pursuant to the terms and conditions of this Agreement; or

(3)          if the Efficacy Determination reports that Serlopitant Significance was achieved in both Phase III PN Trials on or before the Outside Expiration Date, then the CSR will automatically be terminated, and the Holder thereof shall not be entitled to any shares of Menlo Common Stock relating to the CSR or any other rights under this Agreement (the date on which the CSR will be automatically terminated, the “Serlopitant Efficacy Expiration Date”).

(4)          “Serlopitant Significance” shall mean (as set forth in and in accordance with the Efficacy Determination) achievement of proof of statistically significant superiority of serlopitant treatment over placebo treatment on the primary endpoint (meaning that (A) the Serlopitant 5 mg percent success rate is numerically greater than the placebo percent success rate and (B) the P-value is less than 0.05) determined when comparing Worst Itch-Numerical Rating Scale (WI-NRS) 4-point responder rates between treatments at Week 10, which analysis shall be based upon the “Intent-to-Treat” population where missing data is imputed using a Markov Chain Monte Carlo (MCMC) multiple imputation method and where the primary analytical method is a Cochran-Mantel-Haenszel test.

(c)          From and after the Effective Time, (i) the Company shall use reasonable best efforts to cause Synteract, Inc. and TFS International AB to complete the Phase III PN Trials and QST Consultations, LTD to deliver the Efficacy Determination, concurrently for both Phase III PN Trials, to the Company, on or before the Outside Expiration Date; and (ii) the Company shall publicly disclose a summary of the results reported in any Efficacy Determination within three (3) Business Days of the Milestone Date.  In the event that either Phase III PN Trial does not demonstrate Serlopitant Significance, then the Company shall have no further obligations under this Section 7(c) or otherwise to conduct any further clinical trials with respect to Serlopitant in the United States, or Europe, as applicable.

                             Section 8.          Conversion Procedures.

(a)          Subject to the provisions of Section 7 hereof, if Serlopitant Significance was not achieved in either Phase III PN Trial on or before the Outside Expiration Date, then within ten (10) Business Days of the occurrence of the earlier of the Milestone Date or the Outside Expiration Date and, subject to the tax withholding procedure described in Sections 8(e) and 9(b) below, the Company shall credit (or shall cause its Transfer Agent to credit) the appropriate number of book-entry shares of Menlo Common Stock (as determined in accordance with Section 7(b)) to each Holder in the name of such Holder as recorded in the CSR Register.  Such book-entry shares of Menlo Common Stock shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such shares of Menlo Common Stock as of the Milestone Date or Outside Expiration Date, as applicable.

(b)          If Serlopitant Significance was not achieved in either Phase III PN Trial on or before the Outside Expiration Date, then within ten (10) Business Days of the Company informing the Rights Agent of the occurrence of the Milestone Date or the Outside Expiration Date (as applicable) and the consideration to be paid to each Holder pursuant to Section 7(b), and subject to the tax withholding procedure described in Sections 8(e) and 9(b) below, the Company shall deliver to the Rights Agent any cash necessary to be paid to Holders in lieu of fractional shares as provided in Section 13 hereof, and the Rights Agent shall deliver to each Holder at his, her or its address appearing on the CSR Register, (i) a written notice specifying the number of shares of Menlo Common Stock (if any) that each CSR was converted into and to whom the shares of Menlo Common Stock were issued and the Rights Agent shall promptly record such issuance in the CSR Register and (ii) a check reflecting the amount of any cash in lieu of fractional shares to be provided to such Holder as provided in Section 13 hereof and, if applicable, amounts payable pursuant to Section 14. Notwithstanding the foregoing, any cash necessary to be paid to holders who received the CSRs in consideration for 102 Common Stock, shall be payable by a wire transfer to the 102 Trustee.

(c)          Notwithstanding any other provisions of this Agreement, any portion of the cash provided by the Company to the Rights Agent as a reserve for purposes of payments to Holders of cash in lieu of fractional shares pursuant to Section 13 hereof and, if applicable, amounts payable pursuant to Section 14 that remains unclaimed after the first anniversary of the Milestone Date (including by means of uncashed checks or invalid addresses on the CSR Register) (the “Termination Date”) (or such earlier date immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity) shall, to the extent permitted by law, become the property of the Company free and clear of any claims or interest of any person previously entitled thereto, and no consideration or compensation shall be payable therefor.

(d)          The Rights Agent shall keep copies of this Agreement available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Rights Agent from time to time with such numbers of copies of this Agreement as the Rights Agent may request.

(e)          Prior to crediting (or causing its Transfer Agent to credit) the appropriate number of book-entry shares of Menlo Common Stock to each Holder in the name of such Holder pursuant to Section 8(a) hereof and delivering cash to the Rights Agent for payment to the Holders in lieu of fractional shares pursuant to Section 13 hereof, the Company shall deliver to the Withholding Agent (as defined in Section 9(b)) a list of all Holders and the number of shares to be credited thereto and/or cash to be paid thereto, and the Withholding Agent shall be entitled to deduct or withhold from such shares and/or cash (if required, in accordance with Section 9(b) below). Upon completion of any required withholding the Company shall credit (or cause its Transfer Agent to credit) the appropriate number of shares of Menlo Common Stock to the Holders pursuant to Section 8(a) and deliver to the Rights Agent the appropriate amount of cash in lieu of fractional shares to be paid to the Holders pursuant to Section 8(b).

                             Section 9.          Payment of Taxes; Tax Reporting.

(a)          The Company will pay all stamp, transfer or other taxes or governmental charges, if any, attributable to the initial issuance of shares of Menlo Common Stock upon the conversion of any CSR; provided, however, that neither the Company nor the Rights Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer of a CSR or, upon conversion of a CSR, issuance of any shares of Menlo Common Stock in a name other than that of the Holder of a CSR as recorded in the CSR Register, and the Company shall not be required to issue or deliver such CSR unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(b)          Foamix, the Company, Exchange Agent (as defined in the Merger Agreement), the 102 Trustee, Menlo, the Surviving Company, and any other Person who has any obligation to deduct or withhold from any consideration payable pursuant to this Agreement (each such Person, a “Withholding Agent”) shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom, all in accordance with the provisions of Sections 2.2(h) through 2.2(k) of the Merger Agreement, which shall apply to the consideration payable pursuant to this Agreement, mutatis mutandis, including the issuance or transfer of any CSR, the conversion thereof, the issuance of shares or the payment of cash in lieu of fractional shares.

(c)          The Rights Agent shall comply with all applicable laws and shall adhere to the provisions set forth in the Withholding Tax Ruling, the 104H Interim Ruling, and the 104H Tax Ruling (as such terms are defined in the Merger Agreement), and any other written instructions provided by the Israel Tax Authority, including, for the avoidance of doubt, regarding Tax reporting and withholding (including under the tax laws the State of Israel) with respect to any consideration payable or deliverable to any Holder of CSRs pursuant to this Agreement.

                             Section 10.          Reservation of Menlo Common Stock.

(a)          The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Menlo Common Stock or the authorized and issued Menlo Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares of Menlo Common Stock upon conversion of CSRs, the maximum number of shares of Menlo Common Stock which may then be deliverable upon conversion of all outstanding CSRs.

(b)          The Company will keep a copy of this Agreement on file with the transfer agent for Menlo Common Stock (the “Transfer Agent”) and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon conversion of the CSRs.  The Company will provide or otherwise make available any cash which may be payable as provided in Section 13 and Section 14 hereof.  The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 15 hereof.

(c)          The Company covenants that all shares of Menlo Common Stock which may be issued upon conversion of CSRs will, upon issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.  The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

                             Section 11.          Listing of Common Stock.  The Company shall from time to time use its reasonable best efforts so that immediately upon their issuance upon the conversion of any CSR the shares of Menlo Common Stock will be listed on the principal national securities exchange in the United States of America, if any, on which the Company’s other shares of Menlo Common Stock is then listed.

                             Section 12.          Adjustment of CSRs.

(a)          The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Menlo Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Menlo Common Stock having a record date on or after the date hereof and prior to the Milestone Date.

(b)          In case of (i) any capital reorganization, other than in the cases referred to in Section 13(a) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Menlo Common Stock into shares of other stock or other securities or property, or (ii) the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Menlo Common Stock into shares of other stock or other securities or property), or (iii) the sale of all or substantially all of the assets of the Company, in each case on or after the date hereof and prior to the Milestone Date (collectively such actions being hereinafter referred to as “Reorganizations”), there shall thereafter be deliverable upon conversion of any CSR in accordance with the terms hereof (in lieu of the number of shares of Menlo Common Stock theretofore deliverable) the number of shares of stock or other securities, property or cash to which a holder of the number of shares of Menlo Common Stock that would otherwise have been deliverable upon the conversion of such CSR would have been entitled upon such Reorganization if the Milestone Date had occurred and such CSR had been converted in full immediately prior to such Reorganization.  In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company’s Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities, property or cash thereafter deliverable upon conversion of CSRs.

(c)          The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall expressly assume, by a supplemental contingent stock rights agreement or other acknowledgment executed and delivered to the Rights Agent, the obligation to deliver to the Rights Agent and to cause the Rights Agent to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to in accordance with the terms hereof upon the occurrence of the Milestone Date, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Agreement to be performed and observed by the Company in the manner prescribed herein.  The provisions of Section 13(b) and Section 13(c) shall apply to successive Reorganization transactions.

(d)          Irrespective of any adjustments in the number or kind of shares issuable upon the conversion of the CSRs, CSRs theretofore or thereafter issued may continue to express the same dollar value and number and kind of shares as are stated in the CSRs initially issuable pursuant to this Agreement.

(e)          Whenever an adjustment is made to the terms of the CSRs pursuant to this Section 13, the Company shall provide the notices required by Section 16 hereof.

(f)          The Rights Agent has no duty to determine when an adjustment under this Section 13 should be made, how it should be made or what it should be.  The Rights Agent has no duty to determine whether any provisions of a supplemental contingent stock rights agreement under Section 13(b) are correct.  The Rights Agent makes no representation as to the validity or value of any securities or assets issuable upon conversion of CSRs.  The Rights Agent shall not be responsible for the Company’s failure to comply with this Section 13.

(g)          For purpose of this Section 13, the term “shares of Menlo Common Stock” shall mean (i) shares of the class of stock designated as Common Stock, par value $0.0001 per share, of the Company as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.  In the event that at any time, as a result of an adjustment made pursuant to this Section 13, the Holders of CSRs shall become entitled to receive any securities of the Company other than, or in addition to, shares of Menlo Common Stock, thereafter the number or amount of such other securities so issuable upon conversion of each CSR shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Menlo Common Stock issuable hereunder contained in Section 13(a), and the provisions of Section 6, Section 7, Section 8, Section 9, Section 10 and Section 13 with respect to the shares of Menlo Common Stock issuable hereunder or Menlo Common Stock shall apply on like terms to any such other securities.

                             Section 13.          No Fractional Shares.  The Company shall not be required to issue fractional shares of Menlo Common Stock upon conversion of CSRs.  If more than one CSR shall be convertible at the same time with respect to the same Holder, the number of full shares of Menlo Common Stock which shall be issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Menlo Common Stock issuable upon the conversion of the CSRs.  If any fraction of a share of Menlo Common Stock would, except for the provisions of this Section 13, be issuable on the conversion of any CSRs, the Company shall pay, without interest, an amount determined by the Current Stock Price.  The “Current Stock Price” shall equal the average per share closing sale prices of Menlo Common Stock on the Nasdaq Stock Market as reported by the Wall Street Journal for the five (5) full trading days ending on the fifth (5th) trading date after the later of (i) the Milestone Date or (ii) the Expiration Date.

                             Section 14.          Dividends or Other Distributions.  No dividend or other distribution declared with respect to Menlo Common Stock with a record date prior to the Milestone Date shall be paid to Holders of CSRs.  To the extent any shares of Menlo Common Stock are issued to Holders pursuant to Section 8(a), there shall be paid to such Holders the amount of dividends or other distributions, without interest, declared with a record date after the Milestone Date.

                             Section 15.          Notices to CSR Holders.  Upon any adjustment pursuant to Section 13 hereof, the Company shall give prompt written notice of such adjustment to the Rights Agent and shall cause the Rights Agent, on behalf of and at the expense of the Company, within ten (10) days after notification is received by the Rights Agent of such adjustment, to mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and shall deliver to the Rights Agent a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the terms of such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made.  Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 15.

                             Section 16.          Notices to the Company and Rights Agent.  Any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Rights Agent is otherwise notified in accordance with this Section 16 by the Company), as follows:

Menlo Therapeutics Inc.
200 Cardinal Way, 2nd Floor
Redwood City, California 94063
Fax: (650) 249-0205
Attention: Steven Basta

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
Fax: (212) 735-2000
Attention: Marie L. Gibson, Esq.

Meitar Liquornik Geva Leshem Tal
16 Abba Hillel Silver Rd.
Ramat Gan 5250608, Israel
Fax: 972 3 610 3755
Attention: J. David Chertok

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025

Attention: Mark V. Roeder, Joshua M. Dubofsky
Emails:  Mark.Roeder@lw.com, Josh.Dubofsky@lw.com

Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Rights Agent shall be sufficiently given when received by the Rights Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section 16 by the Rights Agent).

[Rights Agent]
[•]
Email: [•]
Attention: [•]

                             Section 17.          Supplements and Amendments; Actions.

(a)          Without the consent of any Holders, the Company, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i)          to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(ii)          to evidence the succession of another person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of such Rights Agent herein; provided that such succession and assumption is in accordance with the terms of this Agreement;

(iii)          to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be for the protection of Holders; provided that in each case, such provisions shall not adversely affect the rights of the Holders;

(iv)          to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such provisions shall not adversely affect the rights of Holders;

(v)          as may be necessary or appropriate to ensure that CSRs are not subject to registration under the Securities Act or the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations made thereunder, or any applicable state securities or “blue sky” laws;

(vi)          to cancel CSRs (i) in the event that any Holder has abandoned its rights in accordance with Section 4(c) or (ii) following the transfer of such CSRs to the Company or its affiliates in accordance with Section 5; or

(vii)          as may be necessary or appropriate to ensure that the Company complies with applicable law.

In addition to the foregoing, upon the request of the Company, the Rights Agent hereby agrees to enter into one or more amendments hereto to evidence the succession of another person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of such Rights Agent herein.

(b)          With the written consent of the Holders of not less than a majority of the then outstanding CSRs delivered to the Company, the Company may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provision of this Agreement if such addition, elimination or change is in any way adverse to the rights of Holders.  It shall not be necessary for any written consent of Holders under this Section 17(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such written consent shall approve the substance thereof.

(c)          The consent of each Holder affected shall be required for any amendment pursuant to which the number of shares of Menlo Common Stock issuable upon conversion of CSRs would be decreased (not including adjustments contemplated hereunder).

(d)          Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 17, the Company shall mail by first class mail, postage prepaid, a notice thereof to the Holders at their addresses as they shall appear on the CSR Register, setting forth in general terms the substance of such amendment.

(e)          Upon the execution of any amendment under this Section 17, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

(f)          The Rights Agent shall be entitled to receive and shall be fully protected in relying upon an officers’ certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                             Section 18.          Enforcement of Rights of Holders.  Any actions seeking enforcement of the rights of Holders hereunder may be brought either by the Rights Agent or the Holders of a majority of the issued and then outstanding CSRs.

                             Section 19.          Certain Rights of the Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of CSRs, shall be bound:

(a)          The statements contained herein and in any notice delivered by the Company shall be taken as statements of the Company, and the Rights Agent assumes no responsibility for the correctness of any of the same except such as describe the Rights Agent or any action taken by it.  The Rights Agent assumes no responsibility with respect to the distribution of the CSRs except as herein otherwise provided.

(b)          The Rights Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the CSRs to be complied with by the Company.

(c)          The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

(d)          The Rights Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Rights Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(e)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, Chief Financial Officer, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(f)          The Company agrees to (i) pay the Rights Agent reasonable compensation for all services rendered by the Rights Agent in the performance of its duties under this Agreement as agreed upon in writing by the Rights Agent and the Company on or prior to the date of this Agreement, (ii) reimburse the Rights Agent for all reasonable and properly documented out-of-pocket expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Rights Agent (including reasonable fees and expenses of the Rights Agent’s counsel and agents) in the performance of its duties under this Agreement and  (iii) indemnify the Rights Agent and hold it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Rights Agent in the performance of its duties under this Agreement, except as a result of (y) the Rights Agent’s negligence, bad faith or willful misconduct or breach of this Agreement; or (z) the Rights Agent (or anyone on its behalf) not complying with and/or adhering to the provisions of the Withholding Tax Ruling, the 104H Interim Ruling, and the 104H Tax Ruling (as such terms are defined in the Merger Agreement), or any other written instructions provided by the Israel Tax Authority, or otherwise with respect to any tax withholding made or not made by the Rights Agent (or anyone on its behalf).

(g)          The Rights Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Rights Agent with reasonable security and indemnity satisfactory to the Rights Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Rights Agent to take such action as the Rights Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement or under any of the CSRs may be enforced by the Rights Agent, and any such action, suit or proceeding instituted by the Rights Agent shall be brought in its name as Rights Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

(h)          The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement or such director, officer or employee.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity, including, without limitation, acting as Transfer Agent or as a lender to the Company or an affiliate thereof.

(i)          The Rights Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof.  The Rights Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for (i) its own negligence, bad faith or willful misconduct; and (ii) such actions as provided in Section 19(f)(ii) above.

(j)          The Rights Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(k)          The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity of any CSR; nor shall the Rights Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Menlo Common Stock (or other stock) to be issued pursuant to this Agreement or any CSR, or as to whether any shares of Menlo Common Stock (or other stock) will, when issued, be validly issued, fully paid and nonassessable.

(l)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith and without negligence in accordance with instructions of any such officer or officers.

                             Section 20.          Designation; Removal; Successor Rights Agent.  The Rights Agent may resign at any time and be discharged from its duties under this Agreement by giving to the Company thirty (30) days’ notice in writing.  The Company may remove the Rights Agent or any successor rights agent by giving to the Rights Agent or successor rights agent thirty (30) days’ notice in writing.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent, subject to the provisions of the Withholding Tax Ruling, the 104H Interim Ruling, and the 104H Tax Ruling (as such terms are defined in the Merger Agreement), and obtaining written approval from the Israel Tax Authority.  If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any Holder (who shall with such notice submit his, her or its CSR for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Rights Agent.  Pending appointment of a successor rights agent, either by the Company or by such court, the duties of the Rights Agent shall be carried out by the Company.  Any successor rights agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as rights agent a combined capital and surplus of at least $10,000,000.  After appointment, the successor rights agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the former Rights Agent shall deliver and transfer to the successor rights agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose.  In the event of such resignation or removal, the Company or the successor rights agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor rights agent.  Failure to file any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor rights agent, as the case may be.

                             Section 21.          Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company, the Rights Agent or any Holder shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

                             Section 22.          Termination.  This Agreement shall terminate on the earlier of (i) the Serlopitant Efficacy Expiration Date and (ii) the Termination Date.  Notwithstanding anything to the contrary contained herein, the indemnification contained in Section 19(f) shall survive termination of this Agreement.

                            Section 23.          Governing Law.  THIS AGREEMENT AND EACH CSR ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                            Section 24.          Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the Holders.

                             Section 25.          Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

                             Section 26.          Headings.  The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

Menlo Therapeutics Inc.

By:
          Name: [•]
          Title:   [•]

[•] as Rights Agent

By:
          Name:  [•]

EXHIBIT A
FORM OF DELIVERY OF TOP-LINE PRIMARY ENDPOINT RESULTS OF PHASE III PN TRIALS

FOR MENLO THERAPEUTICS

FOR USE IN PROTOCOL MTI-105 (US)

Table 14.2.1.1 Analysis of the Primary Efficacy Endpoint: Worst-Itch Numeric Rating Scale (WI-NRS)
4-Point Responder at Week 10
(Intent-to-Treat Population)

	COLUMN A Placebo (N=xxx)	COLUMN B Serlopitant 5 mg (N=xxx)	COLUMN C P-value*
At Least 4-Point Reduction from Baseline in Weekly Average WI-NRS at Week 10
Success	xx.xx%	xx.xx%	x.xxx
Failure	xx.xx%	xx.xx%

* P-value from a Cochran Mentel Haenszel (CMH) test stratified by Baseline WI-NRS used for randomization stratification. Value has been adjusted for multiple imputation.

Note: Multiple imputation (MCMC) used to impute missing values. Summary statistics represent average values, obtained by averaging the summary statistics generated from each imputed dataset.

“Serlopitant Significance” will be achieved if the report shows that the Serlopitant 5 mg Success percentage in Column B is numerically greater than the Placebo Success percentage in Column A AND the P-value in Column C is less than 0.050.

 Notwithstanding anything to the contrary, Serlopitant Significance will NOT be achieved if the report shows that the Serlopitant 5 mg Success percentage in Column B is EQUAL TO OR numerically lower than the Placebo Success percentage in Column A OR the P-value in Column C is equal to or greater than 0.050.

If the statistical analysis reports a P-value of 0.050, the statistician will be required to report the P-value to an additional three decimal points for purposes of determining whether the P-value is less than 0.050 or equal to or greater than 0.050.

FORM OF DELIVERY OF TOP-LINE PRIMARY ENDPOINT RESULTS OF PHASE III PN TRIALS

FOR MENLO THERAPEUTICS

FOR USE IN PROTOCOL MTI-106 (EUROPE)

Table 14.2.1.1 Analysis of the Primary Efficacy Endpoint: Worst-Itch Numeric Rating Scale (WI-NRS)
4-Point Responder at Week 10
(Intent-to-Treat Population)

	COLUMN A Placebo (N=xxx)	COLUMN B Serlopitant 5 mg (N=xxx)	COLUMN C P-value*
At Least 4-Point Reduction from Baseline in Weekly Average WI-NRS at Week 10
Success	xx.xx%	xx.xx%	x.xxx
Failure	xx.xx%	xx.xx%

* P-value from a Cochran Mentel Haenszel (CMH) test stratified by Baseline WI-NRS used for randomization stratification. Value has been adjusted for multiple imputation.

Note: Multiple imputation (MCMC) used to impute missing values. Summary statistics represent average values, obtained by averaging the summary statistics generated from each imposed dataset.

Serlopitant Significance” will be achieved if the report shows that the Serlopitant 5 mg Success percentage in Column B is numerically greater than the Placebo Success percentage in Column A AND the P-value in Column C is less than 0.050.

Notwithstanding anything to the contrary, Serlopitant Significance will NOT be achieved if the report shows that the Serlopitant 5 mg Success percentage in Column B is EQUAL TO OR numerically lower than the Placebo Success percentage in Column A OR the P-value in Column C is equal to or greater than 0.050.

If the statistical analysis reports a P-value of 0.050, the statistician will be required to report the P-value to an additional three decimal points for purposes of determining whether the P-value is less than 0.050 or equal to or greater than 0.050.